Press Release

Contacts: MEDIA:	ANALYSTS:
Kevin Heine	Izzy Dawood
(212) 635-1590	(212) 635-1850
kevin.heine@bnymellon.com	izzy.dawood@bnymellon.com

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $1.07 BILLION OR $0.93 PER COMMON SHARE, INCLUDING:

•	$0.29 PER COMMON SHARE FOR PREVIOUSLY DISCLOSED GAINS NET OF LITIGATION AND RESTRUCTURING CHARGES

INVESTMENT MANAGEMENT AND PERFORMANCE FEES UP 7% YEAR-OVER-YEAR

•	Assets under management up 7% year-over-year to a record $1.65 trillion

INVESTMENT SERVICES REVENUE UP 5% YEAR-OVER-YEAR

•	Assets under custody and/or administration up 3% year-over-year

CONTINUED PROGRESS ON EXPENSE CONTROL

•	Staff expense decreased 3% year-over-year

REPURCHASED 11.0 MILLION COMMON SHARES FOR $431 MILLION IN THIRD QUARTER

RETURN ON TANGIBLE COMMON EQUITY OF 26%, OR 18% ON AN ADJUSTED BASIS (a)

NEW YORK, October 17, 2014 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported third quarter net income applicable to common shareholders of $1.07 billion, or $0.93 per diluted common share, or $734 million, or $0.64 per diluted common share, adjusted for the previously disclosed gains net of litigation and restructuring charges. In the third quarter of 2013, net income applicable to common shareholders was $962 million, or $0.82 per diluted common share, or $713 million, or $0.61 per diluted common share, adjusted for the benefit related to certain tax matters net of litigation and restructuring charges. In the second quarter of 2014, net income applicable to common shareholders was $554 million, or $0.48 per diluted common share, or $715 million, or $0.62 per diluted common share, adjusted for the charge related to investment management funds and severance. (a)

“We had a strong quarter. We grew Investment Management and Investment Services fees, controlled expenses and executed on our capital plan. During the quarter, we also repositioned the Markets Group, which will improve our operating margin and return on capital. We achieved this despite a challenging environment, demonstrating the resilience of our business model and the exceptional efforts of our employees,” said Gerald L. Hassell, chairman and chief executive officer of BNY Mellon.

_________________________________________________________________________________

(a)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

BNY Mellon 3Q14 Earnings Release

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 17, 2014. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. Earnings materials will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on Oct. 17, 2014. Replays of the conference call and audio webcast will be available beginning Oct. 17, 2014 at approximately 2 p.m. EDT through Nov. 17, 2014 by dialing (800) 860-4696 (U.S.) or (203) 369-3836 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

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BNY Mellon 3Q14 Earnings Release

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS (a)
(comparisons are 3Q14 vs. 3Q13 unless otherwise stated)

•Earnings

	Earnings per share			Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	3Q13	3Q14	Inc(Dec)	3Q13	3Q14	Inc(Dec)
GAAP results	$0.82	$0.93		$962	$1,070
Less: Gain on the sale of our investment in Wing Hang Bank Limited	—	0.27		—	315
Gain on the sale of the One Wall Street building	—	0.18		—	204
Add: Litigation and restructuring charges	0.01	0.16		12	183
Benefit related to the disallowance of certain foreign tax credits	(0.22)	—		(261)	—
Non-GAAP results	$0.61	$0.64	5%	$713	$734	3%

•	Total revenue was $4.6 billion, an increase of 22%, or a decline of 1% as adjusted (Non-GAAP).
-    Investment services fees increased 5% reflecting organic growth, higher market values and net new business.
-    Investment management and performance fees increased 7% reflecting higher equity markets, the impact of a weaker U.S. dollar and higher performance fees.
-    Foreign exchange revenue was flat as higher volumes were offset by lower volatility.
--    Sharp volume gains helped mitigate the 36% year-over-year decline in the G7 Volatility Index.
-    Investment and other income, excluding the previously disclosed gains, decreased $97 million driven by lower equity revenue and seed capital gains.
-    Net interest revenue decreased 7% reflecting lower asset yields and lower accretion, partially offset by higher average interest-earning assets driven by higher deposits.

•	The provision for credit losses was a credit of $19 million in 3Q14.

•
Noninterest expense increased 7%. Noninterest expense as adjusted (Non-GAAP) remained flat resulting from lower staff expense offset by higher professional, legal and other purchased services, the impact of a weaker U.S. dollar and the annual employee merit increase.

•	Effective tax rate of 33.5%. The previously disclosed gains, litigation and restructuring charges increased the effective rate 7.1% in 3Q14.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

-	AUC/A of $28.3 trillion, increased 3% primarily reflecting higher market values.
--    Estimated new AUC/A wins in Asset Servicing of $115 billion in 3Q14.
-    AUM of a record $1.65 trillion, increased 7% driven by higher equity market values and net new business.
--    Long-term inflows totaled $13 billion in 3Q14 driven by liability-driven investments.
--    Short-term inflows totaled $19 billion in 3Q14.

•Capital
-    Repurchased 11.0 million common shares for $431 million in 3Q14.
-    Return on tangible common equity of 26%, or 18% as adjusted (Non-GAAP).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Non-GAAP excludes M&I, litigation and restructuring charges, the gain on the sale of our investment in Wing Hang, the gain on the sale of the One Wall Street building, a charge (recovery) related to investment management funds, net of incentives and the benefit related to the disallowance of certain foreign tax credits, if applicable.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 3Q14 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						3Q14 vs.
	3Q13	4Q13	1Q14	2Q14	3Q14	3Q13	2Q14
Revenue:
Fee and other revenue	$2,979	$2,814	$2,883	$2,980	$3,851	29%	29%
Income from consolidated investment management funds	32	36	36	46	39
Net interest revenue	772	761	728	719	721
Total revenue – GAAP	3,783	3,611	3,647	3,745	4,611	22	23
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	8	17	20	17	23
Gain on the sale of our investment in Wing Hang	—	—	—	—	490
Gain on the sale of the One Wall Street building	—	—	—	—	346
Loss related to an equity investment (pre-tax)	—	(175)	—	—	—
Total revenue – Non-GAAP	3,775	3,769	3,627	3,728	3,752	(1)	1
Provision for credit losses	2	6	(18)	(12)	(19)
Expense:
Noninterest expense – GAAP	2,779	2,877	2,739	2,946	2,968	7	1
Less: Amortization of intangible assets	81	82	75	75	75
M&I, litigation and restructuring charges	16	2	(12)	122	220
Charge (recovery) related to investment management funds, net of incentives	—	—	(5)	109	—
Total noninterest expense – Non-GAAP	2,682	2,793	2,681	2,640	2,673	—	1
Income:
Income before income taxes	1,002	728	926	811	1,662	N/M	N/M
Provision for income taxes	19	172	232	217	556
Net income	$983	$556	$694	$594	$1,106
Net (income) attributable to noncontrolling interests (a)	(8)	(17)	(20)	(17)	(23)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	975	539	674	577	1,083
Preferred stock dividends	(13)	(26)	(13)	(23)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$962	$513	$661	$554	$1,070

Key Metrics:
Pre-tax operating margin (b)	26%	20%	25%	22%	36%
Non-GAAP (b)	29%	22%	27%	30%	29%

Return on common equity (annualized) (b)	11.1%	5.7%	7.4%	6.1%	11.6%
Non-GAAP (b)	8.9%	6.3%	7.8%	8.4%	8.5%

Return on tangible common equity (annualized) - Non-GAAP (b)	28.3%	14.3%	17.6%	14.5%	26.2%
Non-GAAP adjusted (b)	21.3%	14.3%	17.3%	18.4%	18.4%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	78%	79%	79%	83%

Percentage of non-U.S. total revenue (c)	38%	39%	37%	38%	43%

Average common shares and equivalents outstanding
Basic	1,148,724	1,142,861	1,138,645	1,133,556	1,126,946
Diluted	1,152,679	1,147,961	1,144,510	1,139,800	1,134,871

Period end:
Full-time employees	50,800	51,100	51,400	51,100	50,900
Book value per common share - GAAP (b)	$30.80	$31.46	$31.94	$32.49	$32.77
Tangible book value per common share - Non-GAAP (b)	$13.34	$13.95	$14.48	$14.88	$15.30
Cash dividends per common share	$0.15	$0.15	$0.15	$0.17	$0.17
Common dividend payout ratio	18%	34%	26%	35%	18%
Closing stock price per common share	$30.19	$34.94	$35.29	$37.48	$38.73
Market capitalization	$34,674	$39,910	$40,244	$42,412	$43,599
Common shares outstanding	1,148,522	1,142,250	1,140,373	1,131,596	1,125,710
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Non-GAAP excludes M&I, litigation and restructuring charges, the gain on the sale of our investment in Wing Hang, the gain on the sale of the One Wall Street building, a charge (recovery) related to investment management funds, net of incentives and the benefit related to the disallowance of certain foreign tax credits, if applicable. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.
N/M - Not meaningful.

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BNY Mellon 3Q14 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							3Q14 vs.
	3Q13	4Q13	1Q14	2Q14	3Q14		3Q13	2Q14
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,427	$1,532	$1,583	$1,620	$1,636
Net inflows (outflows):
Long-term:
Equity	3	(5)	(1)	(4)	(2)
Fixed income	(1)	5	—	(1)	—
Index	2	(3)	—	7	(3)
Liability-driven investments (b)	27	4	20	(17)	18
Alternative investments	1	1	2	2	—
Total long-term inflows (outflows)	32	2	21	(13)	13
Short term:
Cash	13	6	(7)	(18)	19
Total net inflows (outflows)	45	8	14	(31)	32
Net market/currency impact	60	43	23	47	(22)
Ending balance of AUM	$1,532	$1,583	$1,620	$1,636	$1,646	(c)	7%	1%

AUM at period end, by product type: (a)
Equity	17%	17%	17%	17%	16%
Fixed income	14	14	14	14	13
Index	20	20	20	21	21
Liability-driven investments (b)	26	26	27	27	28
Alternative investments	4	4	4	4	4
Cash	19	19	18	17	18
Total AUM	100%	100%	100%	100%	100%	(c)

Wealth management:
Average loans (in millions)	$9,453	$9,755	$10,075	$10,372	$10,772		14%	4%
Average deposits (in millions)	$13,898	$14,161	$14,805	$13,458	$13,764		(1)%	2%

Investment Services:
Average loans (in millions)	$27,865	$31,211	$31,468	$33,115	$33,785		21%	2%
Average deposits (in millions)	$206,068	$216,216	$214,947	$220,701	$221,734		8%	—%

AUC/A at period end (in trillions) (d)	$27.4	$27.6	$27.9	$28.5	$28.3	(c)	3%	(1)%

Market value of securities on loan at period end (in billions) (e)	$255	$235	$264	$280	$282		11%	1%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$110	$123	$161	$130	$115	(c)

Depositary Receipts:
Number of sponsored programs	1,350	1,335	1,332	1,316	1,302		(4)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	212	213	230	207	209		(1)%	1%
Average active clearing accounts (U.S. platform) (in thousands)	5,622	5,643	5,695	5,752	5,805		3%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$377,131	$401,434	$413,658	$433,047	$442,827		17%	2%
Average investor margin loans (U.S. platform) (in millions)	$8,845	$8,848	$8,919	$9,236	$9,861		11%	7%

Broker-Dealer:
Average tri-party repo balances (in billions)	$1,952	$2,005	$1,983	$2,022	$2,063		6%	2%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(b)	Includes currency and overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Sept. 30, 2013, Dec. 31, 2013, March 31, 2014, June 30, 2014 and Sept. 30, 2014.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014, $64 billion at June 30, 2014 and $65 billion at Sept. 30, 2014.

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BNY Mellon 3Q14 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics
						3Q14 vs.
	3Q13	4Q13	1Q14	2Q14	3Q14	3Q13	2Q14
S&P 500 Index (a)	1682	1848	1872	1960	1972	17%	1%
S&P 500 Index – daily average	1675	1769	1835	1900	1976	18	4
FTSE 100 Index (a)	6462	6749	6598	6744	6623	2	(2)
FTSE 100 Index – daily average	6530	6612	6680	6764	6756	3	—
MSCI World Index (a)	1544	1661	1674	1743	1698	10	(3)
MSCI World Index – daily average	1511	1602	1647	1698	1733	15	2
Barclays Capital Global Aggregate BondSM Index (a)(b)	356	354	365	376	361	1	(4)
NYSE and NASDAQ share volume (in billions)	166	179	196	187	173	4	(7)
JPMorgan G7 Volatility Index – daily average (c)	9.72	8.20	7.80	6.22	6.21	(36)	—
Average Fed Funds effective rate	0.09%	0.09%	0.07%	0.09%	0.09%	—	—

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 3Q14 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						3Q14 vs.
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14	3Q13	2Q14
Investment services fees:
Asset servicing (a)	$964	$984	$1,009	$1,022	$1,025	6%	—%
Clearing services	315	324	325	326	337	7	3
Issuer services	322	237	229	231	315	(2)	36
Treasury services	137	137	136	141	142	4	1
Total investment services fees	1,738	1,682	1,699	1,720	1,819	5	6
Investment management and performance fees	821	904	843	883	881	7	—
Foreign exchange and other trading revenue	160	146	136	130	153	(4)	18
Distribution and servicing	43	43	43	43	44	2	2
Financing-related fees	44	43	38	44	44	—	—
Investment and other income	151	(43)	102	142	890	N/M	N/M
Total fee revenue	2,957	2,775	2,861	2,962	3,831	30	29
Net securities gains	22	39	22	18	20	N/M	N/M
Total fee and other revenue – GAAP	$2,979	$2,814	$2,883	$2,980	$3,851	29%	29%

(a)	Asset servicing fees include securities lending revenue of $35 million in 3Q13, $31 million in 4Q13, $38 million in 1Q14, $46 million in 2Q14 and $37 million in 3Q14.
N/M - Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.0 billion, an increase of 6% year-over-year and a slight increase sequentially. The year-over-year increase primarily reflects organic growth, higher market values, net new business and higher collateral management fees in Global Collateral Services. The sequential increase primarily reflects organic growth, partially offset by seasonally lower securities lending revenue.

•
Clearing services fees were $337 million, an increase of 7% year-over-year and 3% sequentially. Both increases were driven by growth in clearing accounts and mutual fund positions, and higher asset levels. The sequential increase also reflects higher DARTS volume.

•
Issuer services fees were $315 million, a decrease of 2% year-over-year and an increase of 36% sequentially. The year-over-year decrease reflects lower Corporate Trust fees, partially offset by new business in Depositary Receipts. The sequential increase is primarily due to seasonally higher dividend fees and new business in Depositary Receipts, partially offset by lower Corporate Trust fees.

•	Treasury services fees were $142 million in 3Q14 compared with $137 million in 3Q13 and $141 million in 2Q14. The year-over-year increase primarily reflect higher payment volumes.

•
Investment management and performance fees were $881 million, an increase of 7% year-over-year and a slight decrease sequentially. The year-over-year increase primarily resulted from higher equity markets, the impact of a weaker U.S. dollar and higher performance fees. The sequential decrease was primarily driven by seasonally lower performance fees and the impact of a stronger U.S. dollar.

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BNY Mellon 3Q14 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
	Foreign exchange	$154	$126	$130	$129	$154
	Other trading revenue (loss):
	Fixed income	(2)	20	1	(1)	2
	Equity/other	8	—	5	2	(3)
	Total other trading revenue (loss)	6	20	6	1	(1)
	Total foreign exchange and other trading revenue	$160	$146	$136	$130	$153

Foreign exchange and other trading revenue totaled $153 million in 3Q14 compared with $160 million in 3Q13 and $130 million in 2Q14. In 3Q14, foreign exchange revenue totaled $154 million, unchanged year-over-year and up 19% sequentially. Year-over-year, higher volumes offset lower volatility. The sequential increase reflects higher volumes.

Other trading loss was $1 million in 3Q14, compared with other trading revenue of $6 million in 3Q13 and other trading revenue of $1 million in 2Q14. Both decreases primarily reflect lower derivatives trading revenue.

•	Investment and other income (loss)
	(in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
	Asset-related gains (losses)	$35	$22	$(1)	$17	$836
	Corporate/bank-owned life insurance	38	40	30	30	34
	Expense reimbursements from joint venture	12	11	12	15	13
	Lease residual gains	7	—	35	4	5
	Private equity gains (losses)	(2)	5	5	(2)	2
	Transitional service agreements	—	2	—	—	—
	Seed capital gains (losses)	7	20	6	15	(1)
	Equity investment revenue (loss)	48	(163)	(2)	17	(9)
	Other income	6	20	17	46	10
	Total investment and other income (loss)	$151	$(43)	$102	$142	$890

Investment and other income was $890 million in 3Q14 compared with $151 million in 3Q13 and $142 million in 2Q14. Both increases primarily reflect the gains on the sales of our equity investment in Wing Hang and our One Wall Street office building, partially offset by lower equity investment revenue and seed capital gains.

•
In July 2014, we sold our equity investment in Wing Hang resulting in an after-tax gain of $315 million, or $490 million pre-tax. Equity investment revenue related to our investment in Wing Hang totaled $20 million through July of 2014 and $95 million in full-year 2013, including $37 million from the sale of a property recorded in 3Q13.

•	In September 2014, we sold the corporate headquarters at One Wall Street resulting in an after-tax gain of $204 million, or $346 million pre-tax.

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BNY Mellon 3Q14 Earnings Release

NET INTEREST REVENUE

Net interest revenue						3Q14 vs.
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14	3Q13		2Q14
Net interest revenue (non-FTE)	$772	$761	$728	$719	$721	(7)%		—%
Net interest revenue (FTE) – Non-GAAP	787	781	744	736	736	(6)		—
Net interest margin (FTE)	1.16%	1.09%	1.05%	0.98%	0.94%	(22	) bps	(4	) bps

Selected average balances:
Cash/interbank investments	$116,165	$132,198	$127,134	$140,357	$139,278	20%		(1)%
Trading account securities	5,523	6,173	5,217	5,532	5,435	(2)		(2)
Securities	101,206	96,640	100,534	101,420	112,055	11		10
Loans	48,256	50,768	51,647	53,449	54,835	14		3
Interest-earning assets	271,150	285,779	284,532	300,758	311,603	15		4
Interest-bearing deposits	153,547	157,020	152,986	162,674	164,233	7		1
Noninterest-bearing deposits	72,075	79,999	81,430	77,820	82,334	14		6

Selected average yields/rates:
Cash/interbank investments	0.41%	0.40%	0.43%	0.43%	0.38%
Trading account securities	2.83	2.82	2.60	2.19	2.36
Securities	1.98	2.02	1.79	1.68	1.56
Loans	1.73	1.64	1.65	1.66	1.61
Interest-earning assets	1.28	1.21	1.17	1.10	1.05
Interest-bearing deposits	0.06	0.06	0.06	0.06	0.06

Average cash/interbank investments as a percentage of average interest-earning assets	43%	46%	45%	47%	45%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	27%	28%	29%	26%	26%
bps – basis points.
FTE – fully taxable equivalent.

KEY POINTS

•
Net interest revenue totaled $721 million in 3Q14, a decrease of $51 million compared with 3Q13 and an increase of $2 million sequentially. The year-over-year decrease primarily resulted from lower asset yields and lower accretion, partially offset by higher average interest-earning assets driven by higher deposits.

•	Euro-denominated deposit liabilities comprised 15% of average deposits in 3Q14 and 16% of average deposits in 2Q14.

•
In the fourth quarter of 2014, we are continuing to reduce our interbank placement assets and increasing our high quality liquid assets in the securities portfolio. The anticipated revenue as a result of these tactical actions should mitigate the impact on our net interest revenue as a result of:

-	the European Central Bank’s reduction in their deposit rate to negative, and the resulting impact on lower reinvestment rates across the euro yield curve; as well as,
-    prolonged low reinvestment rates in the U.S.

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BNY Mellon 3Q14 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						3Q14 vs.
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14	3Q13	2Q14
Staff:
Compensation	$915	$929	$925	$903	$909	(1)%	1%
Incentives	339	343	359	313	340	—	9
Employee benefits	262	250	227	223	228	(13)	2
Total staff	1,516	1,522	1,511	1,439	1,477	(3)	3
Professional, legal and other purchased services	296	344	312	314	323	9	3
Software and equipment	226	241	237	236	234	4	(1)
Net occupancy	153	154	154	152	154	1	1
Distribution and servicing	108	110	107	112	107	(1)	(4)
Sub-custodian	71	68	68	81	67	(6)	(17)
Business development	63	96	64	68	61	(3)	(10)
Other	249	258	223	347	250	—	(28)
Amortization of intangible assets	81	82	75	75	75	(7)	—
M&I, litigation and restructuring charges	16	2	(12)	122	220	N/M	N/M
Total noninterest expense – GAAP	$2,779	$2,877	$2,739	$2,946	$2,968	7%	1%

Total staff expense as a percentage of total revenue	40%	42%	41%	38%	32%

Memo:
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge (recovery) related to investment management funds, net of incentives – Non-GAAP	$2,682	$2,793	$2,681	$2,640	$2,673	—%	1%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges, and the charge (recovery) related to investment management funds (Non-GAAP) decreased slightly year-over-year and increased 1% sequentially.

•
Year-over-year, staff expense decreased driven by lower pension expense, the benefit of replacing technology contractors with permanent staff and the impact of streamlining actions. The decrease was offset by higher professional, legal and other purchased services, the impact of a weaker U.S. dollar and the annual employee merit increase.

•
The sequential increase primarily reflects the incentive adjustment recorded in 2Q14 related to investment management funds, the impact of the annual employee merit increase and higher professional, legal and other purchased services expenses, partially offset by streamlining actions and lower sub-custodian expense.

Page - 10

BNY Mellon 3Q14 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2014, the fair value of our investment securities portfolio totaled $115.9 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.1 billion at Sept. 30, 2014 compared with $1.2 billion at June 30, 2014. The decrease in the net unrealized pre-tax gain was primarily driven by the increase in market interest rates. During 3Q14, we received $134 million of paydowns of sub-investment grade securities and sold $24 million of sub-investment grade securities.

In 3Q14, we increased our level of Agency RMBS, U.S. Treasury and sovereign debt/sovereign guaranteed investment securities as we continued to reduce our interbank placement assets and increase our high quality liquid assets.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	June 30, 2014		3Q14 change in unrealized gain (loss)	Sept. 30, 2014			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$41,552		$(100)	$44,413	$44,372		100%	$(41)		100%	—%	—%	—%	—%
U.S. Treasury	18,791		(18)	25,244	25,449		101	205		100	—	—	—	—
Sovereign debt/sovereign guaranteed	14,812		41	16,510	16,627		101	117		87	—	13	—	—
Non-agency RMBS (b)	2,574		(31)	1,916	2,449		81	533		—	1	1	90	8
Non-agency RMBS	1,227		3	1,147	1,170		94	23		1	9	23	66	1
European floating rate notes	2,525		9	2,297	2,296		100	(1)		72	22	—	6	—
Commercial MBS	4,397		(28)	4,798	4,829		101	31		93	6	1	—	—
State and political subdivisions	6,253		13	5,350	5,434		102	84		79	20	—	—	1
Foreign covered bonds	2,788		(3)	2,863	2,949		103	86		100	—	—	—	—
Corporate bonds	1,693		(5)	1,636	1,670		102	34		21	65	14	—	—
CLO	1,455		(1)	1,959	1,971		101	12		100	—	—	—	—
U.S. Government agencies	787		(3)	704	699		99	(5)		100	—	—	—	—
Consumer ABS	3,278		(3)	3,024	3,025		100	1		99	1	—	—	—
Other (c)	2,980		(3)	2,917	2,923		100	6		40	53	—	—	7
Total investment securities	$105,112	(d)	$(129)	$114,778	$115,863	(d)	100%	$1,085	(e)	90%	4%	2%	3%	1%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)	Includes commercial paper of $1.7 billion and $1.6 billion, fair value, and money market funds of $810 million and $789 million, fair value, at June 30, 2014 and Sept. 30, 2014, respectively.

(d)	Includes net unrealized gains on derivatives hedging securities available-for-sale of $213 million at June 30, 2014 and $137 million at Sept. 30, 2014.

(e)	Unrealized gains of $1,055 million at Sept. 30, 2014 related to available-for-sale securities.

Page - 11

BNY Mellon 3Q14 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Sept. 30, 2013	June 30, 2014	Sept. 30, 2014
Loans:
Other residential mortgages	$128	$105	$113
Commercial	15	13	13
Wealth management loans and mortgages	12	12	13
Foreign	9	4	—
Commercial real estate	4	4	4
Financial institutions	1	—	—
Total nonperforming loans	169	138	143
Other assets owned	3	4	4
Total nonperforming assets (a)	$172	$142	$147
Nonperforming assets ratio	0.34%	0.24%	0.26%
Allowance for loan losses/nonperforming loans	121.9	135.5	133.6
Total allowance for credit losses/nonperforming loans	200.6	225.4	201.4

(a)
Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in the loans of consolidated investment management funds are nonperforming loans of $31 million at Sept. 30, 2013, $68 million at June 30, 2014 and $79 million at Sept. 30, 2014. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $147 million at Sept. 30, 2014, an increase of $5 million from $142 million at June 30, 2014. The increase primarily resulted from additions in the other residential mortgage loan portfolio which were partially offset by sales in the foreign and other residential mortgage loan portfolios.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Sept. 30, 2013	June 30, 2014	Sept. 30, 2014
Allowance for credit losses - beginning of period	$337	$326	$311
Provision for credit losses	2	(12)	(19)
Net (charge-offs) recoveries:
Foreign	1	(2)	(1)
Wealth management loans and mortgages	—	(1)	—
Other residential mortgages	—	(1)	1
Commercial	(1)	1	(4)
Net (charge-offs)	—	(3)	(4)
Allowance for credit losses - end of period	$339	$311	$288
Allowance for loan losses	$206	$187	$191
Allowance for lending-related commitments	133	124	97

The provision for credit losses was a credit of $19 million in 3Q14 driven by the continued improvement in the credit quality of the loan portfolio. The provision for credit losses was $2 million in 3Q13 and a credit of $12 million in 2Q14.

Page - 12

BNY Mellon 3Q14 Earnings Release

CAPITAL

Our consolidated capital ratios are shown in the following table. At June 30, 2014 and Sept. 30, 2014, the common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios are based on Basel III components of capital, as phased-in, with asset risk-weightings using the Advanced Approach framework. The leverage capital ratios are based on Basel III components of capital and quarterly average total assets, as phased-in. The capital ratios for Sept. 30, 2013 are based on Basel I rules (including Basel I Tier 1 common in the case of the CET1 ratio).

Capital ratios	Sept. 30, 2013		June 30, 2014	Sept. 30, 2014
Regulatory capital ratios: (a)(b)(c)
CET1 ratio	14.2%	(d)	11.4%	11.4%
Tier 1 capital ratio	15.8		12.4	12.4
Total (Tier 1 plus Tier 2) capital ratio	16.8		12.8	12.7
Leverage capital ratio	5.6		5.9	5.8
BNY Mellon shareholders’ equity to total assets ratio (d)	9.9		9.6	10.0
BNY Mellon common shareholders’ equity to total assets ratio (d)	9.5		9.2	9.5
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)(e)	6.3		6.4	6.5

Selected regulatory capital ratios - fully phased-in – Non-GAAP: (a)(b)(d)
Estimated CET1:
Standardized Approach	10.1		10.3	10.8
Advanced Approach	11.1		10.0	10.0

Estimated Supplementary leverage ratio (“SLR”) (f)	N/A		4.7	4.6

(a)	Sept. 30, 2014 regulatory capital ratios are preliminary. See “Capital Ratios” beginning on page 28 for more detail.

(b)
Beginning with June 30, 2014, risk-based capital ratios include the net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in prior periods.  The leverage ratio was not affected.

(c)
The Collins Floor comparison of the CET1, Tier 1 and Total risk-based regulatory capital ratios which is calculated based on Basel III components of capital, as phased-in, and asset risk-weightings using the general risk-based guidelines included in the final rules released by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) on July 2, 2013 (the “Final Capital Rules”) (which for 2014 look to Basel I-based requirements) were 14.3%, 15.5% and 16.2%, respectively, at June 30, 2014 and 15.1%, 16.3% and 17.0%, respectively, at Sept. 30, 2014.

(d)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for a reconciliation of these ratios.

(e)
Information for the period ended Sept. 30, 2013 was restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

(f)
The estimated fully phased-in SLR as of June 30, 2014 is based on our interpretation of the Final Capital Rules, as supplemented by the Notice of Proposed Rulemaking released in April 2014 concerning the SLR, except that off-balance sheet exposures included in total leverage exposure reflect the end of period measures, rather than a daily average. The estimated fully phased-in SLR as of Sept. 30, 2014 is based on our interpretation of the Final Capital Rules, as supplemented by the Federal Reserve’s final rules on the SLR. On a fully phased-in basis, we expect to satisfy a minimum SLR of over 5%, 3% attributable to a regulatory minimum SLR, and greater than 2% attributable to a buffer applicable to U.S. G-SIBs.

N/A – Not available.

Basel III CET1 generation presented on a fully phased-in basis - preliminary - Non-GAAP
(in millions)	3Q14
Estimated Basel III CET1 - Beginning of period balance	$16,277
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	1,070
Goodwill and intangible assets, net of related deferred tax liabilities	265
Gross Basel III CET1 generated	1,335
Capital deployed:
Dividends	(196)
Common stock repurchased	(431)
Total capital deployed	(627)
Other comprehensive (loss)	(514)
Additional paid-in capital (a)	196
Other (primarily embedded goodwill)	53
Total other (deductions)	(265)
Net Basel III CET1 generated	443
Basel III CET1 - End of period balance - Non-GAAP	$16,720
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.

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BNY Mellon 3Q14 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and ratios to those amounts determined under the currently effective rules using the transitional phase-in requirements.

Basel III capital components and ratios at Sept. 30, 2014 - preliminary	Fully phased-in Basel III			Transitional Approach
		Adjustments (a)
(dollars in millions)
CET1:
Common equity	$36,889	$97	(b)	$36,986
Goodwill and intangible assets	(19,660)	2,388	(c)	(17,272)
Net pension fund assets	(106)	85	(d)	(21)
Equity method investments	(383)	92	(c)	(291)
Deferred tax assets	(17)	14	(d)	(3)
Other	(3)	4	(e)	1
Total CET1	16,720	2,680		19,400
Other Tier 1 capital:
Preferred stock	1,562	—		1,562
Trust preferred securities	—	162	(f)	162
Disallowed deferred tax assets	—	(14)	(d)	(14)
Net pension fund assets	—	(85)	(d)	(85)
Other	(2)	(4)		(6)
Total Tier 1 capital	18,280	2,739		21,019

Tier 2 capital:
Trust preferred securities	—	162	(f)	162
Subordinated debt	397	—		397
Allowance for credit losses	288	—		288
Other	(1)	—		(1)
Total Tier 2 capital - Standardized Approach	684	162		846
Excess of expected credit losses	38	—		38
Less: Allowance for credit losses	288	—		288
Total Tier 2 capital - Advanced Approach	$434	$162		$596
Total capital - Standardized Approach	$18,964	$2,901		$21,865
Total capital - Advanced Approach	$18,714	$2,901		$21,615

Risk-weighted assets - Standardized Approach	$154,298	$(25,516)		$128,782
Risk-weighted assets - Advanced Approach	$167,933	$2,192		$170,125

Standardized Approach:
Estimated Basel III CET1 ratio	10.8%			15.1%
Tier 1 capital ratio	11.8			16.3
Total (Tier 1 plus Tier 2) capital ratio	12.3			17.0

Advanced Approach:
Estimated Basel III CET1 ratio	10.0%			11.4%
Tier 1 capital ratio	10.9			12.4
Total (Tier 1 plus Tier 2) capital ratio	11.1			12.7
(a)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required in 2014 under the Final Capital Rules.
(b)    Represents the portion of accumulated other comprehensive (income) loss excluded from common equity.
(c)    Represents intangible assets, other than goodwill, net of the corresponding deferred tax liabilities.
(d)    Represents the deduction for net pension fund assets and disallowed deferred tax assets in CET1 and Tier 1 capital.
(e)    Represents transitional adjustments related to cash flow hedges.

(f)	During 2014, 50% of outstanding trust preferred securities are included in Tier 1 capital and 50% in Tier 2 capital.

REVIEW OF BUSINESSES

Business results are subject to reclassification when organizational changes are made or whenever improvements are made in the measurement principles. The reclassifications did not impact the consolidated results. All prior periods have been restated.

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BNY Mellon 3Q14 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							3Q14 vs.
	3Q13	4Q13	1Q14	2Q14	3Q14		3Q13	2Q14
Revenue:
Investment management fees:
Mutual funds	$293	$303	$299	$311	$315		8%	1%
Institutional clients	367	385	372	385	382		4	(1)
Wealth management	145	149	153	156	158		9	1
Investment management fees	805	837	824	852	855		6	—
Performance fees	10	72	20	29	22		N/M	N/M
Investment management and performance fees	815	909	844	881	877		8	—
Distribution and servicing	41	41	40	41	41		—	—
Other (a)	26	43	16	48	16		N/M	N/M
Total fee and other revenue (a)	882	993	900	970	934		6	(4)
Net interest revenue	67	68	70	66	69		3	5
Total revenue	949	1,061	970	1,036	1,003		6	(3)
Noninterest expense (ex. amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives)	689	760	698	725	727		6	—
Income before taxes (ex. amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives)	260	301	272	311	276		6	(11)
Amortization of intangible assets	35	35	31	31	31		(11)	—
Charge (recovery) related to investment management funds, net of incentives	—	—	(5)	109	—		N/M	N/M
Income before taxes	$225	$266	$246	$171	$245		9%	43%

Pre-tax operating margin	24%	25%	25%	16%	24%
Adjusted pre-tax operating margin (b)	33%	34%	34%	36%	33%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,427	$1,532	$1,583	$1,620	$1,636
Net inflows (outflows):
Long-term:
Equity	3	(5)	(1)	(4)	(2)
Fixed income	(1)	5	—	(1)	—
Index	2	(3)	—	7	(3)
Liability-driven investments (d)	27	4	20	(17)	18
Alternative investments	1	1	2	2	—
Total long-term inflows (outflows)	32	2	21	(13)	13
Short term:
Cash	13	6	(7)	(18)	19
Total net inflows (outflows)	45	8	14	(31)	32
Net market/currency impact	60	43	23	47	(22)
Ending balance of AUM	$1,532	$1,583	$1,620	$1,636	$1,646	(e)	7%	1%

AUM at period end, by product type: (c)
Equity	17%	17%	17%	17%	16%
Fixed income	14	14	14	14	13
Index	20	20	20	21	21
Liability-driven investments (d)	26	26	27	27	28
Alternative investments	4	4	4	4	4
Cash	19	19	18	17	18
Total AUM	100%	100%	100%	100%	100%	(e)

Wealth management:
Average loans	$9,453	$9,755	$10,075	$10,372	$10,772		14%	4%
Average deposits	$13,898	$14,161	$14,805	$13,458	$13,764		(1)%	2%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and the charge (recovery) related to investment management funds net of incentives, and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency and overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

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BNY Mellon 3Q14 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Assets under management were a record $1.65 trillion at Sept. 30, 2014, an increase of 7% year-over-year and 1% sequentially. The year-over-year increase primarily resulted from higher equity market values and net new business. The sequential increase primarily reflects net new business.

•	Net long-term inflows were $13 billion in 3Q14 driven by liability-driven investments. Short-term inflows were $19 billion in 3Q14.

•
Income before taxes excluding amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives increased 6% year-over-year and decreased 11% sequentially.

•
Total revenue was $1.0 billion, an increase of 6% year-over-year and a decrease of 3% sequentially. Both comparisons were impacted by higher equity markets and lower seed capital gains. The year-over-year increase also reflects the impact of a weaker U.S. dollar and higher performance fees. The sequential decrease also reflects lower performance fees and the impact of a stronger U.S. dollar.

•
Investment management fees were $855 million, an increase of 6% year-over-year and a slight increase sequentially. Both increases primarily resulted from higher equity markets. The year-over-year increase also reflects the impact of a weaker U.S. dollar. The sequential increase was partially offset by the impact of a stronger U.S. dollar.

•
Performance fees were $22 million in 3Q14 compared with $10 million in 3Q13 and $29 million in 2Q14. The year-over-year increase primarily reflects strong performance of liability-driven investments. The sequential decrease was due to seasonality.

•
Net interest revenue increased 3% year-over-year and 5% sequentially. Both increases primarily reflect higher average loans. The year-over-year increase was partially offset by lower average deposits. The sequential increase also reflects higher average deposits.

•	Average loans increased 14% year-over-year and 4% sequentially; average deposits decreased 1% year-over-year and increased 2% sequentially.

•
Total noninterest expense (ex. amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives) increased 6% year-over-year and increased slightly sequentially. The year-over-year increase primarily reflects the impact of a weaker U.S. dollar and higher staff and business development expenses resulting from investments in strategic initiatives.

•	44% non-U.S. revenue in 3Q14 vs. 44% in 3Q13.

•
Insight Investment was named LDI Manager of the Year for the fifth consecutive year at Financial News Awards for Excellence in Institutional Asset Management and was named the Overall Defined Benefit Manager of the Year 2014 by Mallowstreet.

Page - 16

BNY Mellon 3Q14 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

(dollar amounts in millions, unless otherwise noted)							3Q14 vs.
	3Q13	4Q13	1Q14	2Q14	3Q14		3Q13	2Q14
Revenue:
Investment services fees:
Asset servicing	$939	$957	$985	$993	$998		6%	1%
Clearing services	314	322	323	324	336		7	4
Issuer services	321	236	228	231	314		(2)	36
Treasury services	135	137	134	140	139		3	(1)
Total investment services fees	1,709	1,652	1,670	1,688	1,787		5	6
Foreign exchange and other trading revenue	177	150	158	145	159		(10)	10
Other (a)	63	58	59	87	59		(6)	(32)
Total fee and other revenue (a)	1,949	1,860	1,887	1,920	2,005		3	4
Net interest revenue	619	610	590	593	583		(6)	(2)
Total revenue	2,568	2,470	2,477	2,513	2,588		1	3
Noninterest expense (ex. amortization of intangible assets)	1,765	1,822	1,778	1,824	1,835		4	1
Income before taxes (ex. amortization of intangible assets)	803	648	699	689	753		(6)	9
Amortization of intangible assets	46	47	44	44	44		(4)	—
Income before taxes	$757	$601	$655	$645	$709		(6)%	10%

Pre-tax operating margin	29%	24%	26%	26%	27%
Pre-tax operating margin (ex. amortization of intangible assets)	31%	26%	28%	27%	29%

Investment services fees as a percentage of noninterest expense (b)	97%	90%	93%	93%	100%

Securities lending revenue	$26	$21	$30	$35	$27		4%	(23)%

Metrics:
Average loans	$27,865	$31,211	$31,468	$33,115	$33,785		21%	2%
Average deposits	$206,068	$216,216	$214,947	$220,701	$221,734		8%	—%

AUC/A at period end (in trillions) (c)	$27.4	$27.6	$27.9	$28.5	$28.3	(d)	3%	(1)%
Market value of securities on loan at period end (in billions) (e)	$255	$235	$264	$280	$282		11%	1%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$110	$123	$161	$130	$115	(d)

Depositary Receipts:
Number of sponsored programs	1,350	1,335	1,332	1,316	1,302		(4)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	212	213	230	207	209		(1)%	1%
Average active clearing accounts (U.S. platform) (in thousands)	5,622	5,643	5,695	5,752	5,805		3%	1%
Average long-term mutual fund assets (U.S. platform)	$377,131	$401,434	$413,658	$433,047	$442,827		17%	2%
Average investor margin loans (U.S. platform)	$8,845	$8,848	$8,919	$9,236	$9,861		11%	7%

Broker-Dealer:
Average tri-party repo balances (in billions)	$1,952	$2,005	$1,983	$2,022	$2,063		6%	2%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.

(b)	Noninterest expense excludes amortization of intangible assets and litigation expense.

(c)	Includes the AUC/A of CIBC Mellon of $1.2 trillion at Sept. 30, 2013, Dec. 31, 2013, March 31, 2014, June 30, 2014 and Sept. 30, 2014.

(d)	Preliminary.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent, beginning in the fourth quarter of 2013, on behalf of CIBC Mellon clients, which totaled $62 billion at Dec. 31, 2013, $66 billion at March 31, 2014, $64 billion at June 30, 2014 and $65 billion at Sept. 30, 2014.

N/M – Not meaningful.

Page - 17

BNY Mellon 3Q14 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.8 billion, an increase of 5% year-over-year and 6% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $998 million in 3Q14 compared with $939 million in 3Q13 and $993 million in 2Q14. The year-over-year increase primarily reflects organic growth, higher market values, net new business and higher collateral management fees in Global Collateral Services. The sequential increase primarily reflects organic growth, partially offset by seasonally lower securities lending revenue.

--    Estimated new business wins (AUC/A) in Asset Servicing of $115 billion in 3Q14.

•
Clearing services fees were $336 million in 3Q14 compared with $314 million in 3Q13 and $324 million in 2Q14. Both increases were driven by growth in clearing accounts and mutual fund positions, and higher asset levels. The sequential increase also reflects higher DARTS volume.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $314 million in 3Q14 compared with $321 million in 3Q13 and $231 million in 2Q14. The year-over-year decrease reflects lower Corporate Trust fees, partially offset by new business in Depositary Receipts. The sequential increase is primarily due to seasonally higher dividend fees and new business in Depositary Receipts, partially offset by lower Corporate Trust fees.

•	Treasury services fees were $139 million in 3Q14 compared with $135 million in 3Q13 and $140 million in 2Q14. The year-over-year increase primarily reflect higher payment volumes.

•
Foreign exchange and other trading revenue was $159 million in 3Q14 compared with $177 million in 3Q13 and $145 million in 2Q14. The year-over-year decrease primarily reflect lower volatility, partially offset by higher volumes. Sequentially, the increase reflects higher volumes.

•
Net interest revenue was $583 million in 3Q14 compared with $619 million in 3Q13 and $593 million in 2Q14. Both decreases primarily reflects lower yields, partially offset by higher average loans. The year-over-year decrease was partially offset by higher average deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.835 billion in 3Q14 compared with $1.765 billion in 3Q13 and $1.824 billion in 2Q14. Both increases reflect higher litigation expense. The year-over-year increase also reflects higher professional and legal expenses, partially offset by lower staff expense. The sequential increase was partially offset by lower sub-custodian and staff expenses.

•	Investment services fees as a percentage of noninterest expense increased year-over-year reflecting an increase in investment services fees and limited expense growth.

•	39% non-U.S. revenue in 3Q14 vs. 36% in 3Q13.

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BNY Mellon 3Q14 Earnings Release

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Revenue:
Fee and other revenue	$172	$(20)	$112	$119	$928
Net interest revenue	86	83	68	60	69
Total revenue	258	63	180	179	997
Provision for credit losses	2	6	(18)	(12)	(19)
Noninterest expense (ex. M&I and restructuring charges)	230	200	193	93	274
Income (loss) before taxes (ex. M&I and restructuring charges)	26	(143)	5	98	742
M&I and restructuring charges	14	13	—	120	57
Income (loss) before taxes	$12	$(156)	$5	$(22)	$685

Average loans and leases	$10,938	$9,802	$10,104	$9,962	$10,278

KEY POINTS

•
Total fee and other revenue increased $756 million compared with 3Q13 and increased $809 million compared with 2Q14. Both increases primarily reflect the gain on the sale of our investment in Wing Hang and the gain on the sale of the One Wall Street building, partially offset by lower equity investment and other income.

•	The provision for credit losses was a credit of $19 million in 3Q14 driven by the continued improvement in the credit quality of the loan portfolio.

•
Noninterest expense (excluding M&I and restructuring charges) increased $44 million compared with 3Q13 and $181 million compared with 2Q14. Both increases primarily reflect higher litigation expense. The year-over-year increase was partially offset by lower staff expense. The sequential increase also reflects higher staff expenses.

•	M&I and restructuring charges recorded in 3Q14 primarily reflects severance expense.

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BNY Mellon 3Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013

Fee and other revenue
Investment services fees:
Asset servicing	$1,025	$1,022	$964	$3,056	$2,921
Clearing services	337	326	315	988	940
Issuer services	315	231	322	775	853
Treasury services	142	141	137	419	417
Total investment services fees	1,819	1,720	1,738	5,238	5,131
Investment management and performance fees	881	883	821	2,607	2,491
Foreign exchange and other trading revenue	153	130	160	419	528
Distribution and servicing	44	43	43	130	137
Financing-related fees	44	44	44	126	129
Investment and other income (a)	890	142	151	1,134	524
Total fee revenue (a)	3,831	2,962	2,957	9,654	8,940
Net securities gains	20	18	22	60	102
Total fee and other revenue (a)	3,851	2,980	2,979	9,714	9,042
Operations of consolidated investment management funds
Investment income	123	141	134	402	439
Interest of investment management fund note holders	84	95	102	281	292
Income from consolidated investment management funds	39	46	32	121	147
Net interest revenue
Interest revenue	809	811	855	2,432	2,506
Interest expense	88	92	83	264	258
Net interest revenue	721	719	772	2,168	2,248
Provision for credit losses	(19)	(12)	2	(49)	(41)
Net interest revenue after provision for credit losses	740	731	770	2,217	2,289
Noninterest expense
Staff	1,477	1,439	1,516	4,427	4,497
Professional, legal and other purchased services	323	314	296	949	908
Software and equipment	234	236	226	707	692
Net occupancy	154	152	153	460	475
Distribution and servicing	107	112	108	326	325
Sub-custodian	67	81	71	216	212
Business development	61	68	63	193	221
Other	250	347	249	820	771
Amortization of intangible assets	75	75	81	225	260
Merger and integration, litigation and restructuring charges	220	122	16	330	68
Total noninterest expense	2,968	2,946	2,779	8,653	8,429
Income
Income before income taxes (a)	1,662	811	1,002	3,399	3,049
Provision for income taxes (a)	556	217	19	1,005	1,420
Net income (a)	1,106	594	983	2,394	1,629
Net (income) attributable to noncontrolling interests (includes $(23), $(17), $(8), $(60) and $(63) related to consolidated investment management funds, respectively)	(23)	(17)	(8)	(60)	(64)
Net income applicable to shareholders of The Bank of New York Mellon Corporation (a)	1,083	577	975	2,334	1,565
Preferred stock dividends	(13)	(23)	(13)	(49)	(38)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation (a)	$1,070	$554	$962	$2,285	$1,527
(a) Results for the first nine months of 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

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BNY Mellon 3Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation (in millions)	Quarter ended			Year-to-date
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Net income applicable to common shareholders of The Bank of New York Mellon Corporation (a)	$1,070	$554	$962	$2,285	$1,527
Less: Earnings allocated to participating securities (a)	20	10	18	43	27
Change in the excess of redeemable value over the fair value of noncontrolling interests	N/A	N/A	—	N/A	1
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share (a)	$1,050	$544	$944	$2,242	$1,499
(a) Results for the first nine months of 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.
N/A – Not applicable.

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (in thousands)	Quarter ended			Year-to-date
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Basic	1,126,946	1,133,556	1,148,724	1,133,006	1,153,327
Diluted	1,134,871	1,139,800	1,152,679	1,139,718	1,156,951

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Year-to-date
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013	Sept. 30, 2014	Sept. 30, 2013
Basic	$0.93	$0.48	$0.82	$1.98	$1.30
Diluted	$0.93	$0.48	$0.82	$1.97	$1.30
(a) Results for the first nine months of 2013 were restated to reflect the retrospective application of adopting new accounting guidance in the first quarter of 2014 related to our investments in qualified affordable housing projects (ASU 2014-01). See page 23 for additional information.

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BNY Mellon 3Q14 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

	Sept. 30,	June 30,	Dec. 31,
(dollars in millions, except per share amounts)	2014	2014	2013
Assets
Cash and due from:
Banks	$6,410	$6,173	$6,460
Interest-bearing deposits with the Federal Reserve and other central banks	92,317	105,657	104,359
Interest-bearing deposits with banks	30,341	41,459	35,300
Federal funds sold and securities purchased under resale agreements	17,375	15,062	9,161
Securities:
Held-to-maturity (fair value of $20,167, $19,211 and $19,443)	20,137	19,102	19,743
Available-for-sale	95,559	85,688	79,309
Total securities	115,696	104,790	99,052
Trading assets	11,613	10,856	12,098
Loans	57,527	59,248	51,657
Allowance for loan losses	(191)	(187)	(210)
Net loans	57,336	59,061	51,447
Premises and equipment	1,351	1,590	1,655
Accrued interest receivable	565	624	621
Goodwill	17,992	18,196	18,073
Intangible assets	4,215	4,314	4,452
Other assets	21,523	22,530	20,566
Subtotal assets of operations	376,734	390,312	363,244
Assets of consolidated investment management funds, at fair value:
Trading assets	8,823	9,402	10,397
Other assets	739	1,026	875
Subtotal assets of consolidated investment management funds, at fair value	9,562	10,428	11,272
Total assets	$386,296	$400,740	$374,516
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$101,105	$109,570	$95,475
Interest-bearing deposits in U.S. offices	56,740	52,954	56,640
Interest-bearing deposits in Non-U.S. offices	107,051	119,915	109,014
Total deposits	264,896	282,439	261,129
Federal funds purchased and securities sold under repurchase agreements	9,687	10,301	9,648
Trading liabilities	7,734	6,844	6,945
Payables to customers and broker-dealers	20,155	17,242	15,707
Commercial paper	—	27	96
Other borrowed funds	852	1,458	663
Accrued taxes and other expenses	6,482	6,433	6,996
Other liabilities (includes allowance for lending-related commitments of $97, $124 and $134)	7,169	7,066	4,827
Long-term debt	21,583	20,327	19,864
Subtotal liabilities of operations	338,558	352,137	325,875
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	8,130	9,123	10,085
Other liabilities	10	6	46
Subtotal liabilities of consolidated investment management funds, at fair value	8,140	9,129	10,131
Total liabilities	346,698	361,266	336,006
Temporary equity
Redeemable noncontrolling interests	246	239	230
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 15,826, 15,826 and 15,826 shares	1,562	1,562	1,562
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,286,670,537, 1,281,585,137 and 1,268,036,220 shares	13	13	13
Additional paid-in capital	24,499	24,303	24,002
Retained earnings	17,670	16,796	15,952
Accumulated other comprehensive loss, net of tax	(916)	(402)	(892)
Less: Treasury stock of 160,960,855, 149,988,907 and 125,786,430 common shares, at cost	(4,377)	(3,946)	(3,140)
Total The Bank of New York Mellon Corporation shareholders’ equity	38,451	38,326	37,497
Nonredeemable noncontrolling interests of consolidated investment management funds	901	909	783
Total permanent equity	39,352	39,235	38,280
Total liabilities, temporary equity and permanent equity	$386,296	$400,740	$374,516

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BNY Mellon 3Q14 Earnings Release

Impact of Adopting New Accounting Guidance

In the first quarter of 2014, BNY Mellon elected to early adopt the new accounting guidance included in Accounting Standards Update (“ASU”) 2014-01, “Accounting for Investments in Qualified Affordable Housing Projects - a Consensus of the FASB Emerging Issues Task Force.” This ASU allows companies that invest in qualified affordable housing projects to elect the proportional amortization method of accounting for these investments, if certain conditions are met. In the first quarter of 2014, we restated the prior period financial statements to reflect the impact of the retrospective application of the new accounting guidance.

The table below presents the impact of the new accounting guidance on our previously reported earnings per share applicable to the common shareholders.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	As previously reported		As revised
(in dollars)	3Q13	YTD13	3Q13	YTD13
Basic	$0.83	$1.31	$0.82	$1.30
Diluted	$0.82	$1.30	$0.82	$1.30

The table below presents the impact of this new accounting guidance on our previously reported income statements.

Income statement	As previously reported		Adjustments		As revised
(in millions)	3Q13	YTD13	3Q13	YTD13	3Q13	YTD13
Investment and other income	$135	$476	$16	$48	$151	$524
Total fee revenue	2,941	8,892	16	48	2,957	8,940
Total fee and other revenue	2,963	8,994	16	48	2,979	9,042
Income before income taxes	986	3,001	16	48	1,002	3,049
Provision (benefit) for income taxes	(2)	1,365	21	55	19	1,420
Net income (loss)	988	1,636	(5)	(7)	983	1,629
Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	980	1,572	(5)	(7)	975	1,565
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	967	1,534	(5)	(7)	962	1,527

The table below presents the impact of this new accounting guidance on our previously reported consolidated ratios and other measures.

Consolidated ratios and other measures	As previously reported	As revised
(in dollars unless otherwise noted)	3Q13	3Q13
Return on common equity	11.2%	11.1%
Return on tangible common equity – Non-GAAP	28.4%	28.3%
Return on tangible common equity – Non-GAAP adjusted	21.5%	21.3%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.4%	6.3%
Book value per common share – GAAP	$30.82	$30.80
Tangible book value per common share – Non-GAAP	$13.36	$13.34

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BNY Mellon 3Q14 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon fully phased-in Basel III CET1, SLR, Basel I CET1 and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 ratio on a fully phased-in basis, the SLR on a fully phased-in basis, the ratio of Basel I CET1 to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, utilized by regulatory authorities. The tangible common shareholders’ equity ratio includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets that can generate income. BNY Mellon has provided a measure of tangible book value per share, which it believes additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, a gain on the sale of our investment in Wing Hang, a gain on the sale of the One Wall Street building, and a loss related to an equity investment; and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and the charge (recovery) related to investment management funds, net of incentives. Earnings per share, return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Earnings per share and return on equity measures also exclude the benefit related to the disallowance of certain foreign tax credits. Operating margin measures may also exclude amortization of intangible assets and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Each of these measures as

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BNY Mellon 3Q14 Earnings Release

described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the reconciliation of net income and diluted earnings per common share.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP	3Q13		2Q14			3Q14
	Net	Diluted	Net	Diluted		Net	Diluted
(in millions, except per common share amounts)	income	EPS	income	EPS		income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$962	$0.82	$554	$0.48		$1,070	$0.93
Less: Gain on the sale of our investment in Wing Hang	—	—	—	—		315	0.27
Gain on the sale of the One Wall Street building	—	—	—	—		204	0.18
Add: Litigation and restructuring charges	12	0.01	76	0.06		183	0.16
Charge related to investment management funds, net of incentives	—	—	85	0.07		—	—
Benefit related to the disallowance of certain foreign tax credits	(261)	(0.22)	—	—		—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$713	$0.61	$715	$0.62	(a)	$734	$0.64

(a)	Does not foot due to rounding.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes - pre-tax operating margin
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Income before income taxes – GAAP	$1,002	$728	$926	$811	$1,662
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	8	17	20	17	23
Gain on the sale of our investment in Wing Hang	—	—	—	—	490
Gain on the sale of the One Wall Street building	—	—	—	—	346
Add: Amortization of intangible assets	81	82	75	75	75
M&I, litigation and restructuring charges	16	2	(12)	122	220
Charge (recovery) related to investment management funds, net of incentives	—	—	(5)	109	—
Income before income taxes, as adjusted – Non-GAAP (b)	$1,091	$795	$964	$1,100	$1,098

Fee and other revenue – GAAP	$2,979	$2,814	$2,883	$2,980	$3,851
Income from consolidated investment management funds – GAAP	32	36	36	46	39
Net interest revenue – GAAP	772	761	728	719	721
Total revenue – GAAP	3,783	3,611	3,647	3,745	4,611
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	8	17	20	17	23
Gain on the sale of our investment in Wing Hang	—	—	—	—	490
Gain on the sale of the One Wall Street building	—	—	—	—	346
Total revenue, as adjusted – Non-GAAP (b)	$3,775	$3,594	$3,627	$3,728	$3,752

Pre-tax operating margin (a)	26%	20%	25%	22%	36%
Pre-tax operating margin – Non-GAAP (a)(b)	29%	22%	27%	30%	29%

(a)	Income before taxes divided by total revenue.

(b)
Non-GAAP excludes M&I, litigation and restructuring charges, the gain on the sale of our investment in Wing Hang, the gain on the sale of the One Wall Street building, a charge (recovery) related to investment management funds, net of incentives and net income attributable to noncontrolling interests of consolidated investment management funds, if applicable.

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BNY Mellon 3Q14 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$962	$513	$661	$554	$1,070
Add: Amortization of intangible assets, net of tax	52	53	49	49	49
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	1,014	566	710	603	1,119
Less: Gain on the sale of our investment in Wing Hang	—	—	—	—	315
Gain on the sale of the One Wall Street building	—	—	—	—	204
Add: M&I, litigation and restructuring charges	12	1	(7)	76	183
Charge (recovery) related to investment management funds, net of incentives	—	—	(4)	85	—
Benefit related to the disallowance of certain foreign tax credits	(261)	—	—	—	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (b)	$765	$567	$699	$764	$783

Average common shareholders’ equity	$34,264	$35,698	$36,289	$36,565	$36,751
Less: Average goodwill	17,975	18,026	18,072	18,149	18,109
Average intangible assets	4,569	4,491	4,422	4,354	4,274
Add: Deferred tax liability – tax deductible goodwill (a)	1,262	1,302	1,306	1,338	1,317
Deferred tax liability – intangible assets (a)	1,242	1,222	1,259	1,247	1,230
Average tangible common shareholders’ equity – Non-GAAP	$14,224	$15,705	$16,360	$16,647	$16,915

Return on common equity – GAAP (b)(c)	11.1%	5.7%	7.4%	6.1%	11.6%
Return on common equity – Non-GAAP (b)(c)	8.9%	6.3%	7.8%	8.4%	8.5%

Return on tangible common equity – Non-GAAP (b)(c)	28.3%	14.3%	17.6%	14.5%	26.2%
Return on tangible common equity – Non-GAAP adjusted (b)(c)	21.3%	14.3%	17.3%	18.4%	18.4%

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules. The quarters of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.

(b)
Non-GAAP excludes M&I, litigation and restructuring charges, the gain on the sale of our investment in Wing Hang, the gain on the sale of the One Wall Street building, a charge (recovery) related to investment management funds, net of incentives and the benefit related to the disallowance of certain foreign tax credits, if applicable.

(c)	Annualized.

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BNY Mellon 3Q14 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Sept. 30, 2013	June 30, 2014	Sept. 30, 2014
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$36,935	$38,326	$38,451
Less: Preferred stock	1,562	1,562	1,562
BNY Mellon common shareholders’ equity at period end – GAAP	35,373	36,764	36,889
Less: Goodwill	18,025	18,196	17,992
Intangible assets	4,527	4,314	4,215
Add: Deferred tax liability – tax deductible goodwill (a)	1,262	1,338	1,317
Deferred tax liability – intangible assets (a)	1,242	1,247	1,230
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$15,325	$16,839	$17,229

Total assets at period end – GAAP	$372,124	$400,740	$386,296
Less: Assets of consolidated investment management funds	11,691	10,428	9,562
Subtotal assets of operations – Non-GAAP	360,433	390,312	376,734
Less: Goodwill	18,025	18,196	17,992
Intangible assets	4,527	4,314	4,215
Cash on deposit with the Federal Reserve and other central banks (b)	96,316	104,916	90,978
Tangible total assets of operations at period end – Non-GAAP	$241,565	$262,886	$263,549

BNY Mellon shareholders’ equity to total assets – GAAP	9.9%	9.6%	10.0%
BNY Mellon common shareholders’ equity to total assets – GAAP	9.5%	9.2%	9.5%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.3%	6.4%	6.5%

Period-end common shares outstanding (in thousands)	1,148,522	1,131,596	1,125,710

Book value per common share – GAAP	$30.80	$32.49	$32.77
Tangible book value per common share – Non-GAAP	$13.34	$14.88	$15.30

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules. The quarters of 2014 include deferred tax liabilities on tax deductible intangible assets permitted under Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Income from consolidated investment management funds	$32	$36	$36	$46	$39
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	8	17	20	17	23
Income from consolidated investment management funds, net of noncontrolling interests	$24	$19	$16	$29	$16

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Investment management fees	$20	$20	$18	$18	$15
Other (Investment income)	4	(1)	(2)	11	1
Income from consolidated investment management funds, net of controlling interests	$24	$19	$16	$29	$16

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BNY Mellon 3Q14 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	3Q13	4Q13	1Q14	2Q14	3Q14
Income before income taxes – GAAP	$225	$266	$246	$171	$245
Add: Amortization of intangible assets	35	35	31	31	31
Money market fee waivers	30	33	35	28	29
Charge (recovery) related to investment management funds, net of incentives	—	—	(5)	109	—
Income before income taxes excluding amortization of intangible assets, money market fee waivers and the charge (recovery) related to investment management funds, net of incentives – Non-GAAP	$290	$334	$307	$339	$305

Total revenue – GAAP	$949	$1,061	$970	$1,036	$1,003
Less: Distribution and servicing expense	107	108	106	111	105
Money market fee waivers benefiting distribution and servicing expense	38	38	38	37	38
Add: Money market fee waivers impacting total revenue	68	71	73	65	67
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$872	$986	$899	$953	$927

Pre-tax operating margin (a)	24%	25%	25%	16%	24%
Pre-tax operating margin excluding amortization of intangible assets, money market fee waivers, the charge (recovery) related to investment management funds, net of incentives and net of distribution and servicing expense – Non-GAAP (a)	33%	34%	34%	36%	33%
(a)    Income before taxes divided by total revenue.

Capital Ratios

BNY Mellon has presented its estimated fully phased-in Basel III CET1 ratios and SLR based on its interpretation of the Final Capital Rules, which are being gradually phased-in over a multi-year period, as supplemented by the Federal Reserve’s final rules concerning the SLR published on Sept. 3, 2014, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in Basel III CET1 ratio and SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in Basel III CET1 ratios and SLR are intended to allow investors to compare these ratios with estimates presented by other companies. The estimated fully phased-in Basel III CET1 ratios assume all relevant regulatory approvals. The Final Capital Rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the estimated fully phased-in Basel III CET1 ratios would likely be adversely impacted.

Risk-weighted assets at Sept. 30, 2014 and June 30, 2014 under the transitional Advanced Approach do not reflect the use of a simple value-at-risk methodology for repo-style transactions (including agented indemnified securities lending transactions), eligible margin loans, and similar transactions. BNY Mellon has requested written approval to use this methodology.

Our capital ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of risk-weighted asset calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital ratios remain subject to ongoing review and revision and may change based on these factors.

The following are the primary differences between risk-weighted assets determined under fully phased-in Basel III-Standardized Approach and Basel I. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under fully phased-in Basel III, the

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BNY Mellon 3Q14 Earnings Release

Standardized Approach uses a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under fully phased-in Basel III than Basel I, and fully phased-in Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach, whereas the Advanced Approach permits the VaR approach but requires certain model qualifications and approvals, for determining risk-weighted assets on certain repo-style transactions. In 2014, Standardized Approach and Advanced Approach risk-weighted assets include transition adjustments for intangible assets, other than goodwill, and equity exposure.

The following table presents the reconciliation of our estimated fully phased-in Basel III CET1 ratio under the Standardized Approach and Advanced Approach.

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (a)	Sept. 30, 2013	June 30, 2014	Sept. 30, 2014
(dollars in millions)
Total Tier 1 capital	$18,074	$20,669	$21,019
Adjustments to determine estimated fully phased-in Basel III CET1:
Deferred tax liability – tax deductible intangible assets	82	—	—
Intangible deduction	—	(2,453)	(2,388)
Preferred stock	(1,562)	(1,562)	(1,562)
Trust preferred securities	(324)	(171)	(162)
Other comprehensive income (loss) and net pension fund assets:
Securities available-for-sale	487	586	578
Pension liabilities	(1,348)	(691)	(675)
Net pension fund assets	(279)	—	—
Total other comprehensive income (loss) and net pension fund assets	(1,140)	(105)	(97)
Equity method investments	(479)	(99)	(92)
Deferred tax assets	(26)	—	—
Other	18	(2)	2
Total estimated fully phased-in Basel III CET1	$14,643	$16,277	$16,720

Under the Standardized Approach:
Estimated fully phased-in Basel III risk-weighted assets	$145,589	$158,168	$154,298

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (b)	10.1%	10.3%	10.8%

Under the Advanced Approach:
Estimated fully phased-in Basel III risk-weighted assets	$131,583	$162,072	$167,933

Estimated fully phased-in Basel III CET1 ratio – Non-GAAP (b)	11.1%	10.0%	10.0%

(a)	Sept. 30, 2014 information is preliminary.

(b)
Beginning with June 30, 2014, risk-based capital ratios include the net impact of including the total consolidated assets of certain consolidated investment management funds in risk-weighted assets. These assets were not included in prior periods.

The following table presents the reconciliation of our Basel I CET1 ratio.

Basel I CET1 ratio (dollars in millions)	Sept. 30, 2013
Total Tier 1 capital – Basel I	$18,074
Less: Trust preferred securities	324
Preferred stock	1,562
Total CET1 – Basel I	$16,188

Total risk-weighted assets – Basel I	$114,404

Basel I CET1 ratio – Non-GAAP	14.2%

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The following table presents the components of our fully phased-in estimated SLR.

Estimated SLR – Non-GAAP (a) (dollars in millions)	June 30, 2014	Sept. 30, 2014
Total CET1 - fully phased-in	$16,277	$16,720
Additional Tier 1 capital	1,562	1,560
Total Tier 1 capital	$17,839	$18,280

Total leverage exposure:
Quarterly average total assets	$369,212	$380,409
Less: Amounts deducted from Tier 1 capital	20,480	20,166
Total on-balance sheet assets, as adjusted	348,732	360,243
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	11,115	11,694
Repo-style transaction exposures included in SLR	—	—
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	22,658	21,924
Total off-balance sheet exposures	33,773	33,618
Total leverage exposure	$382,505	$393,861

Estimated SLR	4.7%	4.6%

(a)
The estimated fully phased-in SLR as of June 30, 2014 is based on our interpretation of the Final Capital Rules, as supplemented by the Notice of Proposed Rulemaking released in April 2014 concerning the SLR, except that off-balance sheet exposures included in total leverage exposure reflect the end of period measures, rather than a daily average. The estimated fully phased-in SLR as of Sept. 30, 2014 is based on our interpretation of the Final Capital Rules, as supplemented by the Federal Reserve’s final rules on the SLR. On a fully phased-in basis, we expect to satisfy a minimum SLR of over 5%, 3% attributable to a regulatory minimum SLR, and greater than 2% attributable to a buffer applicable to U.S. G-SIBs.

DIVIDENDS

Common – On Oct. 17, 2014, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.17 per common share. This cash dividend is payable on Nov. 7, 2014 to shareholders of record as of the close of business on Oct. 28, 2014.

Preferred – On Oct. 17, 2014, The Bank of New York Mellon Corporation also declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in December 2014, in each case, payable on Dec. 22, 2014 to holders of record as of the close of business on Dec. 5, 2014:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing 1/100th interest in a share of Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock); and

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to approximately $22.50 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock).

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Sept. 30, 2014, BNY Mellon had $28.3 trillion in assets under custody and/or administration, and $1.6 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com, or follow us on Twitter @BNYMellon.

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BNY Mellon 3Q14 Earnings Release

SUPPLEMENTAL FINANCIAL INFORMATION

The Quarterly Financial Trends for The Bank of New York Mellon Corporation has been updated through Sept. 30, 2014 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements made regarding our margins and return on capital and our plans relating to the securities portfolio and impact on net interest revenue. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 17, 2014, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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